EXHIBIT 4.1

ALLY AUTO RECEIVABLES TRUST 2015-SN1

TRUST AGREEMENT

BETWEEN

ALLY AUTO ASSETS LLC

DEPOSITOR

AND

DEUTSCHE BANK TRUST COMPANY DELAWARE

AART OWNER TRUSTEE

DATED AS OF MARCH 31, 2015

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ii

EXHIBITS

EXHIBIT A	Form of Certificate
EXHIBIT B	Certificate of Trust of Ally Auto Receivables Trust 2015-SN1
EXHIBIT C	Form of Undertaking Letter

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TRUST AGREEMENT, dated as of March 31, 2015, between ALLY AUTO ASSETS LLC, a Delaware limited liability company, in its capacity as depositor (the “Depositor”), and DEUTSCHE BANK TRUST COMPANY DELAWARE, a Delaware banking corporation, as trustee and not in its individual capacity (the “AART Owner Trustee”).

WHEREAS, the Depositor and the AART Owner Trustee previously entered into a certain trust agreement dated February 20, 2015 (the “Original Trust Agreement”), which contemplated this Trust Agreement; and

WHEREAS, the Depositor and the AART Owner Trustee desire hereby to amend and restate the Original Trust Agreement in its entirety.

NOW, THEREFORE, the Depositor and the AART Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Part I of Appendix A to the Administration Agreement, dated as of the date hereof, among the Depositor, the Administrator and Ally Auto Receivables Trust 2015-SN1 (as amended, supplemented or modified from time to time, the “Administration Agreement”). All references herein to “the Agreement” or “this Agreement” are to this Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1 Name. The Trust continued hereby shall be known as “Ally Auto Receivables Trust 2015-SN1” in which name the AART Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The AART Owner Trustee has filed the Certificate of Trust on behalf of the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

Section 2.2 Office. The office of the Trust shall be in care of the AART Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the AART Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

(a) to acquire, manage and hold the Secured Notes and the other assets of the Trust;

(b) to issue the Notes pursuant to the AART Indenture and issue the Certificates pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificates;

(c) to acquire certain property and assets from the Depositor on the Closing Date pursuant to the Trust Sale Agreement and any other Further Transfer Agreement, to make payments to the Noteholders and the Certificateholders, to make deposits into and withdrawals from the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust;

(d) to assign, grant, transfer, pledge, mortgage and convey the AART Trust Estate pursuant to the terms of the AART Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Agreement and the Trust Sale Agreement any portion of the AART Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the AART Indenture;

(e) to enter into and perform its obligations and exercise its rights under the AART Transaction Documents and ACOLT Transaction Documents to which it is to be a party and to execute the VAULT Security Agreement and the VAULT Transfer Direction;

(f) to enter into interest rate swaps and caps and forward contracts, only in connection with the Notes and the Certificates;

(g) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(h) subject to compliance with the AART Transaction Documents, to engage in such other activities as may be required in connection with conservation of the AART Owner Trust Estate and the making of distributions to the Securityholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other AART Transaction Documents.

Section 2.4 Appointment of AART Owner Trustee. The Depositor hereby appoints the AART Owner Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein.

Section 2.5 Initial Capital Contribution of AART Owner Trust Estate. The Depositor has sold, assigned, transferred, conveyed and set over to the AART Owner Trustee, as of February 20, 2015, the sum of $1. The AART Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of February 20, 2015, of the foregoing contribution, which constituted the initial AART Owner Trust Estate. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the AART Owner Trustee, promptly reimburse the AART Owner Trustee for any such expenses paid by the AART Owner Trustee.

Section 2.6 Declaration of Trust. The AART Owner Trustee hereby declares that it shall hold the AART Owner Trust Estate (in the name of the Trust and not in the AART Owner Trustee’s name for the Trust, except as required by, and in accordance with, Section 2.8) in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the AART Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act, that this Agreement constitute the governing instrument of such statutory trust and that the Certificates represent the beneficial interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Statutory Trust Act and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. Effective as of the date hereof, the AART Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust.

Section 2.7 Liability of the Certificateholders. Certificateholders and holders of beneficial interests therein shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 2.8 Title to Trust Property. Legal title to all the AART Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the AART Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be transferred to and vested in the AART Owner Trustee, a co-trustee and/or a separate trustee, as the case may be. Any such trustee shall take such part of the AART Owner Trust Estate subject to the security interest of the AART Indenture Trustee therein established under the AART Indenture. Such trustee’s acceptance of its appointment shall constitute acknowledgment of such security interest and shall constitute a Grant to the AART Indenture Trustee of a security interest in all property held by such trustee. Any such trustee shall prepare and file all such financing statements naming such trustee as debtor that are necessary or advisable to perfect, make effective or continue the Lien of the AART Indenture Trustee.

Section 2.9 Situs of Trust. The Trust shall be located and administered in the States of Delaware or New York. All bank accounts maintained by the AART Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the AART Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in the State of Delaware or the State of New York, and payments shall be made by the Trust only from the State of Delaware or the State of New York. The only office of the Trust shall be the Corporate Trust Office of the AART Owner Trustee in the State of Delaware.

Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the AART Owner Trustee that:

(a) The Depositor has been duly formed and is validly existing as an entity in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Secured Notes contemplated to be transferred to the Trust pursuant to the Trust Sale Agreement.

(b) The Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(c) The Depositor has the power and authority to execute and deliver this Agreement and any other AART Transaction Documents to which the Depositor is a party, and to carry out their respective terms, the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as part of the AART Owner Trust Estate and the Depositor has duly authorized such sale and assignment to the Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and any other AART Transaction Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action.

(d) The consummation of the transactions contemplated by this Agreement and any other AART Transaction Documents to which the Depositor is a party, and the fulfillment of the terms of this Agreement and any other AART Transaction Documents to which the Depositor is a party, do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement (or similar organizational documents) of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the AART Transaction Documents), or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

Section 2.11 Tax Treatment. As long as the Depositor or an Affiliate that is treated as the same Person as the Depositor for federal income tax purposes is the sole owner of the Certificates, the Depositor and the AART Owner Trustee, by entering into this Agreement, express their intention that the Trust shall be disregarded for federal income tax purposes and shall be treated as a division of the Depositor (or, if the Depositor is disregarded as a separate entity for federal income tax purposes, the Depositor’s first direct or indirect parent entity that is not disregarded as a separate entity for federal income tax purposes). If the Depositor is not the sole owner of the Certificates, through sale of the Certificates, issuance by the Trust of additional Certificates to a Person other than the Depositor or otherwise, the Depositor and the AART Owner Trustee, by entering into this Agreement, and the Certificateholders, by acquiring any Certificates or interest therein, (i) express their intention that the Certificates shall qualify as equity interests in either (A) a division of an entity that is not disregarded as a separate entity for federal income tax purposes, or (B) a partnership for federal income tax purposes if the

Certificates are owned by more than one Person (as long as (1) such Persons are not disregarded as separate entities for federal income tax purposes and (2) if such Persons are disregarded as separate entities for federal income tax purposes, such Persons are not treated as a division of the same Person) and (ii) unless otherwise required by the appropriate taxing authorities, agree to treat the Certificates as equity interests in an entity as described in clause (i) of this Section 2.11 for the purposes of federal income taxes, State and local income and franchise taxes, and any other taxes imposed upon, measured by, or based upon gross or net income. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust for such tax purposes.

Section 2.12 Merger and Consolidation of the Depositor. Any corporation, limited liability company or other entity (i) into which the Depositor may be merged or with which it may be consolidated, (ii) resulting from any merger, or consolidation to which the Depositor shall be a party, (iii) succeeding to the business of the Depositor, or (iv) 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by Ally Financial or General Motors, which corporation or entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement and the other AART Transaction Documents, shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement.

ARTICLE III

THE AART CERTIFICATES

Section 3.1 Initial Beneficial Ownership. Since the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5, the Depositor has been the sole beneficial owner of the Trust.

Section 3.2 Form of the Certificates.

(a) The Certificates shall be substantially in the form of Exhibit A. The Certificates shall represent the entire beneficial interest in the Trust. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the AART Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be duly issued, fully paid and non-assessable beneficial interests in the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(b) The Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the Authorized Officer of the AART Owner Trustee executing such Certificates, as evidenced by their execution of such Certificates. On the Closing Date, all of the Certificates shall be issued to the Depositor as fully registered Certificates.

(c) The Certificates shall be issued in fully-registered form. The terms of the Certificates set forth in Exhibit A shall form part of this Agreement.

Section 3.3 Execution, Authentication and Delivery. Concurrently with the sale of the Secured Notes to the Trust pursuant to the Trust Sale Agreement, the AART Owner Trustee shall cause a single Certificate representing the entire beneficial interest in the Trust to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further limited liability company action by the Depositor. Such Certificate shall be issued to and held by the Depositor, as the initial Certificateholder. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the AART Owner Trustee or Deutsche Bank Trust Company Americas, as the AART Owner Trustee’s authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Section 3.4 Registration of Certificates; Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the AART Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein. Deutsche Bank Trust Company Americas shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the AART Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

(b) The Certificateholder may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in the Certificates, but only if: (i) such action will not result in a reduction or withdrawal of the rating of any class of Notes, (ii) the Certificateholder provides to the AART Owner Trustee and the AART Indenture Trustee an Opinion of Counsel that such action shall not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, (iii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions set forth in Section 2.11 of this Agreement agreed to be taken by the Certificateholder, (iv) the conditions set forth in Section 3.4(g) and (h) have been satisfied, and (v) in connection with any transfer of less than all of the interests in the Certificates, the transferor and the transferee specify the respective interests in the Certificates to be held by the transferor and transferee, which interests may be determined by a formula or on any other basis agreed by transferor and transferee. No Certificate (other than the Certificates issued and held by the Depositor) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate represents less than a 2.00% fractional undivided interest in the Trust or such other amount as the Depositor may determine in order to prevent the Trust from being a “publicly traded partnership” under Section 7704 of the Code, but in no event less than a 1.00% fractional undivided interest in the Trust. In addition, no transfer of a Certificate shall be registered unless the transferee shall have provided to the AART Owner Trustee and the Certificate Registrar an Opinion of Counsel that in connection with such transfer no registration of the Certificates is required under the Securities Act or applicable State securities law or that such transfer is otherwise being made in accordance with all applicable federal and State securities laws. If agreed by transferor and transferee, different interests may be used for distributions of proceeds and for purposes of voting the Certificates, and the transferor shall notify the AART Owner Trustee of any such agreement in connection with such transfer.

(c) In the event that the Depositor is no longer the sole Certificateholder, the Administrator shall promptly prepare amendments (subject to the provisions regarding amendments in the applicable AART Transaction Documents) to the AART Transaction Documents to the extent necessary to reflect the establishment of the Certificate Distribution Account and the making of distributions to the Certificateholders and such other matters as shall be agreed between the Depositor and the AART Owner Trustee. The expense of the foregoing amendments shall be paid by the Administrator.

(d) Upon surrender for registration of transfer of any Certificates at the office or agency maintained pursuant to Section 3.8, the AART Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause Deutsche Bank Trust Company Americas, as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate percentage interest in the Trust dated the date of authentication by the AART Owner Trustee or any authenticating agent.

(e) At the option of a Holder, Certificates may be exchanged for other Certificates of a like aggregate percentage interest in the Trust, as shown on the applicable Certificates, upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8. Whenever any Certificates are so surrendered for exchange, the AART Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause Deutsche Bank Trust Company Americas, as its authenticating agent to authenticate and deliver) one or more Certificates dated the date of authentication by the AART Owner Trustee or any authenticating agent. Such Certificates shall be delivered to the Holder making the exchange.

(f) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the AART Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing and such other documents and instruments as may be required by Section 3.4(b). Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or otherwise disposed of by the AART Owner Trustee or Certificate Registrar in accordance with its customary practice.

(g) The AART Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed and any other expenses of the AART Owner Trustee in connection with any transfer or exchange of Certificates.

(h) The Certificates may not be acquired by or for the account of a Benefit Plan other than an “insurance company general account,” as defined in Prohibited Transaction Class Exemption 95-60, whose underlying assets include less than 25% plan assets and for which the purchase and holding of Certificates is eligible and satisfies all conditions for relief under Prohibited Transaction Class Exemption 95-60. The Certificates also may not be acquired by or for the account of an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code. If requested to do so by the Depositor, each purchaser and transferee of a Certificate shall execute and deliver to the AART Owner Trustee an undertaking letter substantially in the form attached as Exhibit C.

(i) The Certificates may (A) only be acquired by or for the account of a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Code) and (B) not be acquired by or for the account of a Special Pass-Through Entity. For the purposes of this Section 3.5(i), “Special Pass-Through Entity” means a grantor trust, S corporation, or partnership where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest in the Certificates.

Section 3.5 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the AART Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the AART Owner Trustee that such Certificate has been acquired by a protected purchaser, the AART Owner Trustee shall execute on behalf of the Trust and the AART Owner Trustee shall authenticate and deliver (or shall cause Deutsche Bank Trust Company Americas, as its authenticating agent to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of a like aggregate percentage interest in the Trust, as shown on the Certificate; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven (7) days shall be payable, then instead of issuing a replacement Certificate the AART Owner Trustee may make distributions to such destroyed, lost or stolen Certificate when so payable.

(b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to Section 3.5(a), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment or distribution such original Certificate, the AART Owner Trustee shall be entitled to recover such replacement Certificate (and any distributions or payments made with respect thereto) or such payment or distribution from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the AART Owner Trustee in connection therewith.

(c) In connection with the issuance of any replacement Certificate under this Section 3.5, the AART Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the AART Owner Trustee and the Certificate Registrar) connected therewith.

(d) Any duplicate Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional beneficial interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.6 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the AART Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the AART Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

Section 3.7 Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Administrator and the Depositor, within fifteen (15) days after receipt by the Certificate Registrar of a request therefor from the Administrator or the Depositor, in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Administrator, the Depositor, the Certificate Registrar or the AART Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8 Maintenance of Corporate Trust Office. The AART Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the AART Owner Trustee in respect of the Certificates and the other AART Transaction Documents may be served. The AART Owner Trustee initially designates the offices of Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, as its principal office for such purposes. The AART Owner Trustee shall give prompt written notice to the Depositor, to the Administrator, and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.9 Appointment of Paying Agent. Except as otherwise provided in Section 5.2, the Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the AART Owner Trustee and the Administrator; provided, however, that no such reports shall be required so long as the Depositor is the sole Certificateholder. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The AART Owner Trustee may revoke such power and remove the Paying Agent if the AART Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Deutsche Bank Trust Company Americas, and any co-paying agent chosen by Deutsche Bank Trust Company Americas, and acceptable to the AART Owner Trustee. Deutsche Bank Trust Company Americas shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the AART Owner Trustee. If Deutsche Bank Trust Company Americas shall no longer be the Paying Agent, the AART Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The AART Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the AART Owner Trustee to execute and deliver to the AART Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the AART Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the AART Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the AART Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the AART Owner Trustee also in its role as Paying Agent or Certificate Registrar, for so long as the AART Owner Trustee shall act as Paying Agent or Certificate Registrar and, to the extent applicable, to any other paying agent, certificate registrar or authenticating agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10 Depositor as Certificateholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the AART Owner Trustee or its Affiliates as if it were not the Depositor.

ARTICLE IV

ACTIONS BY AART OWNER TRUSTEE

Section 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. The AART Owner Trustee shall not take action with respect to the following matters, unless (i) the AART Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least thirty (30) days and not more than forty-five (45) days before the taking of such action, and (ii) the Certificateholders shall not have notified the AART Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Secured Note or an action by the AART Indenture Trustee pursuant to the AART Indenture) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Secured Note or an action by the AART Indenture Trustee pursuant to the AART Indenture);

(b) except as may be required under the Statutory Trust Act, the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B;

(c) the amendment of the AART Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the AART Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(e) the amendment, change or modification of the Trust Sale Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

(f) the appointment pursuant to the AART Indenture of a successor Note Registrar, Paying Agent or AART Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or AART Indenture Trustee or Certificate Registrar of its obligations under the AART Indenture or this Agreement, as applicable.

Section 4.2 Action by Certificateholders with Respect to Certain Matters. The AART Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to remove the Administrator under the Administration Agreement pursuant to Section 7.02 thereof, appoint a successor Administrator under the Administration Agreement or except as expressly provided in the AART Transaction Documents, sell the Secured Notes or any interest therein after the termination of the AART Indenture. The AART Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.3 Action by Certificateholders with Respect to Bankruptcy. Notwithstanding any prior termination of this Agreement, the AART Owner Trustee shall not have the power to commence a voluntary case under Title 11 of the United States Code or any successor provision relating to the Trust without the unanimous prior approval of all Certificateholders (including the Depositor) and the delivery to the AART Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent; provided, however, that under no circumstances shall the AART Owner Trustee commence or join in commencing any such case prior to the date that is one year and one day after the termination of the Trust.

Section 4.4 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the AART Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the AART Owner Trustee under this Agreement, including Section 2.3 of this Agreement, or any of the other AART Transaction Documents, nor shall the AART Owner Trustee be obligated to follow any such direction, if given. The Certificateholders shall not and shall not direct the AART Owner Trustee to take action that would violate the provisions of Section 6.1 and, if given, the AART Owner Trustee shall not be obligated to follow any such direction.

Section 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement shall be effective if such action is taken or such consent is given or withheld by the Holders of Certificates evidencing not less than a majority of the Voting Interests as of the close of the preceding Distribution Date. Except as expressly provided herein, any written notice, instruction, direction or other document of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Voting Interests at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1 Establishment of Certificate Distribution Account.

(a) Except as otherwise provided in Section 5.2, the Administrator, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account known as the Ally Auto Receivables Trust 2015-SN1 Certificate Distribution Account (the “Certificate Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

(b) The Trust shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein, in the AART Indenture, or in the Administration Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the AART Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the AART Owner Trustee (or the Administrator on behalf of the AART Owner Trustee, if the Certificate Distribution Account is not then held by the AART Owner Trustee or an Affiliate thereof) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

Section 5.2 Application of Trust Funds.

(a) On each Distribution Date, the AART Owner Trustee or the Paying Agent shall distribute to the Certificateholders, on a pro rata basis, amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to Sections 4.05 and 8.01(b) of the Administration Agreement on or prior to such Distribution Date. Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other AART Transaction Documents, if and for so long as Certificates representing in the aggregate a 100% beneficial interest in the Trust are held by the Depositor or another subsidiary of Ally Bank, (i) no Certificate Distribution Account shall be required to be established or maintained and (ii) all distributions and payments on the Certificates (including the final distribution as contemplated by Section 7.1(c)) required hereunder or under the Administration Agreement shall be made directly to the Certificateholder by the AART Indenture Trustee (whether or not the Administration Agreement otherwise contemplates deposit into the Certificate Distribution Account) and the AART Owner Trustee shall have no duty or liability to see to such distribution.

(b) On each Distribution Date, the AART Owner Trustee shall send to each Certificateholder the statement provided to the AART Owner Trustee by the Administrator pursuant to Section 4.07(a) of the Administration Agreement on such Distribution Date setting forth, among other things, the amount distributed on the Certificates and the Administration Fee with respect to such Distribution Date or Monthly Period, as applicable; provided, however, that no such statement shall be required to be sent by the AART Owner Trustee if and for so long as the Depositor or another subsidiary of Ally Bank is the sole Certificateholder.

(c) If any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2; provided, however, that the AART Owner Trustee or the Paying Agent shall not have an obligation to withhold any such amount if and for so long as the Depositor is the sole Certificateholder. The AART Owner Trustee or the Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the AART Owner Trustee or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the AART Owner Trustee or the Paying Agent may in its sole discretion withhold such amounts in accordance with this Section 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the AART Owner Trustee or the Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the AART Owner Trustee or the Paying Agent for any out-of-pocket expenses incurred.

(d) If the AART Indenture Trustee holds escheated funds for payment to the Trust pursuant to Section 3.3(e) of the AART Indenture, the AART Owner Trustee shall, upon notice from the AART Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuing Entity Order to the AART Indenture Trustee pursuant to Section 3.3(e) of the AART Indenture instructing the AART Indenture Trustee to pay such funds to or at the order of the Depositor.

Section 5.3 Method of Payment. Subject to Section 7.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Record Date or if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

Section 5.4 Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. The AART Owner Trustee shall maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax return, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as an entity described in clause (a) of Section 2.11 for federal income tax purposes, cause such tax returns to be signed in the manner required by law and collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. If the Trust were to become a partnership in accordance with Section 2.11 or the Internal Revenue Service were to contend successfully that the Trust is not a disregarded entity but is rather a partnership for federal income tax purposes, the Trust shall allocate items of income, gain, deduction and loss to the partners of the Trust in accordance with their economic interests in the Trust. With respect to interest expense of the Trust, the Trust shall allocate to the Certificateholders their share of the entire amount of such interest expense.

Section 5.5 Signature on Returns; Other Tax Matters. The AART Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor. To the extent one may be required, the Depositor shall be the “tax matters partner” of the Trust pursuant to the Code.

ARTICLE VI

THE AART OWNER TRUSTEE

Section 6.1 Duties of AART Owner Trustee.

(a) The AART Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other AART Transaction Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the AART Transaction Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.

(b) Notwithstanding the foregoing, the AART Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other AART Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trust or AART Owner Trustee hereunder or under any other AART Transaction Document, and the AART Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

(c) In the absence of bad faith on its part, the AART Owner Trustee may conclusively rely upon certificates or opinions furnished to the AART Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the AART Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

(d) The AART Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.1(d) shall not limit the effect of Section 6.1(a) or (b);

(ii) the AART Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the AART Owner Trustee was negligent in ascertaining the pertinent facts;

(iii) the AART Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4; and

(iv) the AART Owner Trustee shall not be personally liable for special, consequential or punitive damages, however styled, including lost profits.

(e) Subject to Sections 5.1 and 5.2, monies received by the AART Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Administration Agreement and may be deposited under such general conditions as may be prescribed by law, and the AART Owner Trustee shall not be liable for any interest thereon.

(f) The AART Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the AART Owner Trustee, result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the AART Owner Trustee to take any action or themselves take any action that would violate the provisions of this Section 6.1.

Section 6.2 Rights of AART Owner Trustee. The AART Owner Trustee is authorized and directed to execute and deliver the AART Transaction Documents and each certificate or other document attached as an exhibit to or contemplated by the AART Transaction Documents to which the Trust is to be a party, in such form as the Depositor shall approve as evidenced conclusively by the AART Owner Trustee’s execution thereof. In addition to the foregoing, the AART Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the AART Transaction Documents. The AART Owner Trustee is further authorized from time to time to take such action as the Administrator recommends and directs in writing with respect to the AART Transaction Documents.

Section 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, Deutsche Bank Trust Company Delaware acts solely as AART Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the AART Owner Trustee by reason of the transactions contemplated by this Agreement or any other AART Transaction Document shall look only to the AART Owner Trust Estate for payment or satisfaction thereof. The AART Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The AART Owner Trustee also agrees to disburse all monies actually received by it constituting part of the AART Owner Trust Estate upon the terms of the AART Transaction Documents. The AART Owner Trustee shall not be liable or accountable hereunder or under any other AART Transaction Document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct or in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the AART Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the AART Owner Trustee shall at no time have any responsibility or liability for, or with respect to, the legality, validity and enforceability of any Secured Note, or the perfection and priority of any security interest created by any Secured Note in any Lease Asset or the maintenance of any such perfection and priority, or for, or with respect to, the sufficiency of the AART Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or to Noteholders under the AART Indenture, including: the existence, condition and ownership of any Lease Asset securing a Secured Note; the existence and enforceability of any insurance thereon; the existence and contents of any Secured Note on any computer or other record thereof; the validity of the assignment of any Secured Note to the Trust or of any intervening assignment; the completeness of any Secured Note; the performance or enforcement of any Secured Note; the compliance by the Depositor or the Administrator with any warranty or representation made under any AART Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the AART Indenture Trustee or the Administrator or any sub-administrator taken in the name of the AART Owner Trustee;

(b) the AART Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

(c) no provision of this Agreement or any other AART Transaction Document shall require the AART Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other AART Transaction Document, if the AART Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the AART Owner Trustee be liable for indebtedness evidenced by or arising under any of the AART Transaction Documents, including the principal of and interest on the Notes;

(e) the AART Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement other than as explicitly set forth herein or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the AART Owner Trust Estate or for, or in respect of, the validity or sufficiency of the AART Transaction Documents, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Secured Notes or any related documents, and the AART Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other AART Transaction Documents;

(f) the AART Owner Trustee shall not be liable for the default or misconduct of the AART Indenture Trustee, the Depositor or the Administrator under any of the AART Transaction Documents or otherwise and the AART Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other AART Transaction Documents that are required to be performed by the AART Indenture Trustee under the AART Indenture or the Administrator under the Pooling Agreement, the Administration Agreement or Trust Sale Agreement;

(g) the AART Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other AART Transaction Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the AART Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the AART Owner Trustee therein or thereby; the right of the AART Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other AART Transaction Document shall not be construed as a duty, and the AART Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

(h) notwithstanding anything to the contrary contained herein or in any other AART Transaction Document, and notwithstanding any Person’s right to instruct the AART Owner Trustee, neither the AART Owner Trustee nor any agent, employee, director or officer of the AART Owner Trustee shall have any obligation to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated pursuant thereto, and the refusal to comply with any such instructions shall not constitute a default or breach under any AART Transaction Document. In the event that the AART Owner Trustee, on behalf of the Trust, does not execute, deliver or certify any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, an Authorized Officer of the Administrator shall, on behalf of the Trust, execute, deliver or make such certification.

Section 6.4 Action upon Instruction by Certificateholders.

(a) Subject to Section 4.4, the Certificateholders may by written instruction direct the AART Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

(b) Notwithstanding the foregoing, the AART Owner Trustee shall not be required to take any action hereunder or under any other AART Transaction Document if the AART Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the AART Owner Trustee or is contrary to the terms hereof or of any other AART Transaction Document or is otherwise contrary to law.

(c) Whenever the AART Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other AART Transaction Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or any other AART Transaction Document, the AART Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the AART Owner Trustee acts in good faith in accordance with any such instruction received, the AART Owner Trustee shall not be liable on account of such action to any Person. If the AART Owner Trustee shall not have received appropriate instructions within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or any other AART Transaction Document, and as it shall deem to be in the best interests of the Certificateholders, and the AART Owner Trustee shall have no liability to any Person for any such action or inaction.

Section 6.5 Furnishing of Documents. The AART Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the AART Owner Trustee under the AART Transaction Documents.

Section 6.6 Representations and Warranties of AART Owner Trustee. The AART Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. It has satisfied the eligibility requirements set forth in Section 6.13.

(b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the AART Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the AART Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the AART Owner Trustee or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the AART Owner Trustee’s performance or ability to perform its duties as AART Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

(d) This Agreement has been duly executed and delivered by the AART Owner Trustee and constitutes the legal, valid and binding agreement of the AART Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6.7 Reliance; Advice of Counsel.

(a) The AART Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The AART Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the AART Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the AART Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other AART Transaction Documents, the AART Owner Trustee may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to officers of Deutsche Bank Trust Company Americas to execute and deliver any AART Transaction Documents, Certificate, Note or other documents related thereto on behalf of the AART Owner Trustee) pursuant to agreements entered into with any of them, and the AART Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the AART Owner Trustee with reasonable care; and may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The AART Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other AART Transaction Document.

Section 6.8 AART Owner Trustee May Own Certificates and Notes. Deutsche Bank Trust Company Delaware or any successor AART Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the AART Indenture Trustee and the Administrator in transactions in the same manner as it would have if it were not the AART Owner Trustee.

Section 6.9 Compensation and Indemnity. The AART Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the AART Owner Trustee, and the AART Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and external counsel as the AART Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Administrator shall indemnify the AART Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 6.01 of the Administration Agreement. The indemnities contained in this Section 6.9 shall survive the resignation or removal of the AART Owner Trustee or the termination of this Agreement. Any amounts paid to the AART Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the AART Owner Trust Estate immediately after such payment.

Section 6.10 Replacement of AART Owner Trustee.

(a) The AART Owner Trustee may give notice of its intent to resign and be discharged from the trusts hereby created by giving notice thereof to the Administrator provided, however, that no such resignation shall become effective, and the AART Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). If no successor AART Owner Trustee shall have been appointed pursuant to Section 6.10(b) and have accepted such appointment within thirty (30) days after the giving of such notice, the AART Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor AART Owner Trustee. The Administrator shall remove the AART Owner Trustee if:

(i) the AART Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

(ii) the AART Owner Trustee shall be adjudged bankrupt or insolvent;

(iii) a receiver or other public officer shall be appointed or take charge or control of the AART Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the AART Owner Trustee shall otherwise be incapable of acting.

(b) If the AART Owner Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of AART Owner Trustee for any reason the Administrator shall promptly appoint a successor AART Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing AART Owner Trustee so removed and one copy to the successor AART Owner Trustee) and shall pay all fees owed to the outgoing AART Owner Trustee.

(c) Any resignation or removal of the AART Owner Trustee and appointment of a successor AART Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective and no such resignation shall be deemed to have occurred until a written acceptance of appointment is delivered by the successor AART Owner Trustee to the outgoing AART Owner Trustee and the Administrator and all fees and expenses due to the outgoing AART Owner Trustee are paid. If any costs arise in connection with the resignation of the

AART Owner Trustee and the appointment of a successor AART Owner Trustee, such costs shall reduce the amount otherwise distributable to the AART Certificateholder in accordance with Section 5.2. The AART Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the AART Certificateholders sufficient funds for the payment of such costs. Any successor AART Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the provisions of this Section 6.10(c), shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as AART Owner Trustee. The Administrator shall provide notice of such resignation or removal of the AART Owner Trustee to each of the Rating Agencies.

(d) The predecessor AART Owner Trustee shall upon payment of its fees and expenses deliver to the successor AART Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor AART Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor AART Owner Trustee all such rights, powers, duties and obligations.

(e) Upon acceptance of appointment by a successor AART Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such AART Owner Trustee to all Certificateholders, the AART Indenture Trustee and the Noteholders.

Section 6.11 Merger or Consolidation of AART Owner Trustee. Any Person into which the AART Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the AART Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the AART Owner Trustee, shall be the successor of the AART Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

Section 6.12 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the AART Owner Trust Estate or any Secured Note may at the time be located, the Administrator and the AART Owner Trustee acting jointly shall have the power and shall, at the expense of the Administrator, execute and deliver all instruments to appoint one or more Persons approved by the AART Owner Trustee to act as co-trustee, jointly with the AART Owner Trustee, or as separate trustee or trustees, of all or any part of the AART Owner Trust Estate, and to vest in such Person (in the name of the Trust and not in such Person’s name for the Trust, except to the extent otherwise required by, and in accordance with, Section 2.8), in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the AART Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the AART Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the AART Owner Trustee shall be conferred upon and exercised or performed by the AART Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the AART Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the AART Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the AART Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the AART Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the AART Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the AART Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the AART Owner Trustee. Each such instrument shall be filed with the AART Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time appoint the AART Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the AART Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.13 Eligibility Requirements for AART Owner Trustee. The AART Owner Trustee shall at all times satisfy the requirement of Section 26(a)(1) of the Investment Company Act. The AART Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least “Baa3” by Moody’s, or such other rating as is acceptable to, Moody’s and “BBB-” by Fitch, or such other rating as is acceptable to Fitch. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the AART Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the AART Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

Section 6.14 Compliance with the FDIC Rule. The AART Owner Trustee agrees to use reasonable affects to comply with any request of the Depositor or the Administrator to facilitate compliance with Article XII of the AART Indenture by the Ally Parties.

ARTICLE VII

TERMINATION OF TRUST AGREEMENT

Section 7.1 Termination of Trust Agreement.

(a) The Trust shall dissolve in accordance with Section 3808 of the Statutory Trust Act immediately prior to the final distribution by the AART Owner Trustee of all monies or other property or proceeds of the AART Owner Trust Estate in accordance with the terms of the AART Indenture, the Administration Agreement (including the exercise by the Administrator of its option to purchase the Secured Notes pursuant to Section 8.01(a) of the Administration Agreement), and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the AART Owner Trust Estate, or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement.

(c) Subject to Section 5.2(a), notice of any dissolution of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the AART Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Administrator given pursuant to Section 8.01(c) of the Administration Agreement, stating: (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final payment; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The AART Owner Trustee shall give such notice to the

Certificate Registrar (if other than the AART Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

(d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the written notice referred to in Section 7.1(c), the AART Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice all the Certificates shall not have been surrendered for cancellation, the AART Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositor and distributed by the AART Owner Trustee to the Depositor, and the AART Owner Trustee shall have no further liability to the Certificateholders with respect thereto.

(e) Upon the winding up and termination of the Trust in accordance with Section 3808 of the Statutory Trust Act and this Section 7.1, at the written direction and expense of the Certificateholders, the AART Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act. Thereupon, this Agreement (other than Sections 6.9, 9.8 and 9.9) and the Trust shall terminate.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments Without Consent of Certificateholders or Noteholders. This Agreement may be amended by the Depositor and the AART Owner Trustee without the consent of any of the Noteholders, or any other Person who may be a Certificateholder (but with prior notice to each of the Rating Agencies from the Depositor), to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other AART Transaction Document, (iii) add or supplement any credit enhancement for the benefit of the Noteholders or the Certificateholders (provided that if any such addition shall affect any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition shall not, as evidenced by Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders or Certificateholders), (iv) add to the covenants, restrictions or obligations of the Depositor or the AART Owner Trustee, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the AART Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI, and (vi) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or the Unaffiliated Certificateholders.

Section 8.2 Amendments With Consent of Certificateholders and Noteholders. This Agreement may also be amended from time to time by the Depositor and the AART Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and, if any Person other than the Depositor or an Affiliate of the Depositor holds any Certificates, the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date (which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future Holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) without the consent of the holder of the affected Note, increase or reduce the interest rate or principal amount of any Note or change any Distribution Date or the Final Scheduled Distribution Date of any Note or distributions on the Certificates (without the consent of the holders hereof), (b) adversely affect the rating of any Securities by any of the Rating Agencies without the consent of the holders of two-thirds of the Outstanding Amount of an affected class of Notes or two-thirds of the Voting Interests of the Certificates as appropriate, each as of the close of the preceding Distribution Date or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and all of the Voting Interests with respect to Certificates then outstanding. The Depositor shall furnish notice to each of the Rating Agencies prior to obtaining consent to any proposed amendment under this Section 8.2.

Section 8.3 Form of Amendments.

(a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the AART Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Unaffiliated Certificateholder and the AART Indenture Trustee.

(b) It shall not be necessary for the consent of Certificateholders, the Noteholders or the AART Owner Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders and Unaffiliated Certificateholders provided for in this Agreement or in any other AART Transaction Document) and of evidencing the authorization of the execution thereof by Certificateholders and Unaffiliated Certificateholders shall be subject to such reasonable requirements as the AART Owner Trustee may prescribe.

(c) Promptly after the execution of any amendment to the Certificate of Trust, the AART Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the AART Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment by it is authorized or permitted by this Agreement. The AART Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the AART Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Legal Title to AART Owner Trust Estate. The Certificateholders shall not have legal title to any part of the AART Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the AART Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the AART Owner Trust Estate.

Section 9.2 Limitations on Rights of Others. Except for Section 9.12, the provisions of this Agreement are solely for the benefit of the AART Owner Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the AART Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the AART Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 9.3 Derivative Actions. Any provision contained herein to the contrary notwithstanding, the right of any Certificateholder to bring a derivative action in the right of the Trust is hereby made expressly subject to the following limitations and requirements:

(a) such Certificateholder must meet all requirements set forth in the Statutory Trust Act; and

(b) no Certificateholder may bring a derivative action in the right of the Trust without the prior written consent of Certificateholders owning, in the aggregate, beneficial interests in Certificates representing at least 50% of the Voting Interests.

Section 9.4 Notices. All demands, notices and communications upon or to the Depositor, the Administrator, the AART Indenture Trustee, the AART Owner Trustee or the Rating Agencies under this Agreement shall be delivered as specified in Part III of Appendix A to the Administration Agreement.

Section 9.5 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 9.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 9.7 Successors and Assigns.

(a) All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the AART Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

(b) Notwithstanding anything to the contrary contained in this Agreement, this Trust Agreement may be assigned by the Depositor without the consent of any other Person, but with notice to the Rating Agencies, to a corporation, limited liability company or other entity that is a successor (by merger, consolidation or purchase of assets) to the Depositor, or 25% or more of the voting interests of which is owned, directly or indirectly, by Ally Financial or General Motors, provided that such entity executes an agreement of assumption as provided as provided in Section 3.03 of the Trust Sale Agreement.

Section 9.8 No Petition. The AART Owner Trustee by entering into this Trust Agreement and each Certificateholder or Certificate Owner by accepting a Certificate (or interest therein) issued hereunder, hereby covenant and agree that they shall not (nor shall they join with or solicit another person to), prior to the day that is one year and one day after the termination of the Trust and of each other trust heretofore formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust under a federal or State bankruptcy or insolvency proceeding. This Section 9.8 shall survive the termination of this Agreement.

Section 9.9 No Recourse. Each Certificateholder and each Certificate Owner by accepting a Certificate (or any interest therein) acknowledges that such Person’s Certificate (or interest therein) represents beneficial interests in the Trust only and does not represent interests in or obligations of the Depositor, the Administrator, the Paying Agent, the AART Owner Trustee, the AART Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other AART Transaction Documents. Except as expressly provided in the AART Transaction Documents, none of the Depositor, the Administrator or the AART Owner Trustee in their respective individual capacities, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for the distribution of any amount with respect to the Certificates or the Trust’s performance of, or omission to perform, any obligations or indemnifications contained in the Certificates, this Agreement or the other AART Transaction Documents, it being expressly understood that such

Certificateholder obligations have been made solely by the Trust. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) agrees that except as expressly provided in the AART Transaction Documents, in the event of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing Persons for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Certificateholder and each Certificate Owner is prohibited by, or declared illegal or otherwise unenforceable against any such Certificateholder and Certificate Owner under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Certificateholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Trust (“other assets”), each Certificateholder and Certificate Owner agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code. This Section 9.9 shall survive the termination of this Agreement.

Section 9.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.12 Indemnification by and Reimbursement of the Administrator. The AART Owner Trustee acknowledges and agrees to reimburse (i) the Administrator and its directors, officers, employees and agents in accordance with Section 6.03(b) of the Administration Agreement and (ii) the Depositor and its directors, officers, employees and agents in accordance with Section 3.04 of the Trust Sale Agreement. The AART Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Administrator’s obligation to indemnify, defend and hold the AART Owner Trustee harmless as set forth in Section 6.01(a)(iii) of the Administration Agreement.

Section 9.13 Effect of Amendment and Restatement. It is the intent of the parties hereto that this Trust Agreement shall as of the Closing Date, replace in its entirety the Original Trust Agreement; provided, however, that with respect to the period of time from February 20, 2015 through March 31, 2015, the rights and obligations of the parties shall be governed by the Original Trust Agreement; and provided further, that the amendment and restatement of the Original Trust Agreement shall not affect any of the grants, conveyances or transfers contemplated by the Original Trust Agreement to have occurred prior to the date hereof.

Section 9.14 Information to be Provided by the AART Owner Trustee.

(a) The AART Owner Trustee agrees to cooperate in good faith with any reasonable request by ACOLT or the Depositor for information regarding the AART Owner Trustee which is required in order to enable ACOLT or the Depositor to comply with the provisions of Items 1104(e), 1121(c), 1117 and 1119 of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the AART Owner Trustee or to the AART Owner Trustee’s obligations under this Agreement; provided that with respect to Rule 15Ga-1, and Items 1121(c) and 1104(e), the AART Owner Trustee shall not be deemed a “securitizer” under Regulation AB or under the Exchange Act.

(b) Except to the extent disclosed by the AART Owner Trustee in subsection (c) or (d) below, the AART Owner Trustee shall be deemed to have represented to ACOLT and the Depositor on the first day of each Monthly Period with respect to the prior Monthly Period that to the best of its knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Deutsche Bank Trust Company Delaware or any property of Deutsche Bank Trust Company Delaware that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(c) The AART Owner Trustee shall, as promptly as practicable following notice to or discovery by the AART Owner Trustee of any changes to any information regarding the AART Owner Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Depositor, in writing, such updated information.

(d) The AART Owner Trustee shall deliver to ACOLT and the Depositor on or before March 15 (or, if such date is not a Business Day, the next succeeding Business Day) of each calendar year, beginning with March 15, 2016, a report of a representative of the AART Owner Trustee with respect to the immediately preceding calendar year certifying, on behalf of the AART Owner Trustee, that except to the extent otherwise disclosed in writing to ACOLT and the Depositor, to the best of his or her knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Deutsche Bank Trust Company Delaware or any property of Deutsche Bank Trust Company Delaware that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(e) The AART Owner Trustee shall deliver to ACOLT and the Depositor on or before March 15 (or, if such date is not a Business Day, the next succeeding Business Day) of each calendar year, beginning with March 15, 2016, a report of a representative of the AART Owner Trustee with respect to the immediately preceding calendar year providing to ACOLT and the Depositor such information regarding the AART Owner Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum, a description of any affiliation between the AART Owner Trustee and any of the following parties to this securitization transaction, as such parties are identified to the AART Owner Trustee by ACOLT and the Depositor in writing in advance of this securitization transaction:

(i)	the Depositor;

(ii)	Ally Bank, as sponsor;

(iii)	the Trust;

(iv)	the Administrator;

(v)	the AART Indenture Trustee;

(vi)	ACOLT;

(vii)	ACOL LLC;

(viii)	the ACOLT Indenture Trustee;

(ix)	the ACOLT Owner Trustee;

(x)	the Servicer; and

(xi)	any other material transaction party.

(f) In connection with the parties listed in clauses (i) through (xii) above, the AART Owner Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset backed securities issued in this securitization transaction.

(g) The AART Owner Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of all demands delivered to a Reporting Officer of the AART Owner Trustee for the repurchase or replacement of any Receivable pursuant to Section 2.04 of the Trust Sale Agreement or Section 2.13 of the Servicing Agreement, as applicable. Subject to this Section 9.14, the AART Owner Trustee shall have no obligation to take any other action with respect to any demand. Except as set forth in the AART Transaction Documents, in no event shall the AART Owner Trustee have (i) any responsibility or liability in connection with any filing to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 9.14.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

DEUTSCHE BANK TRUST
COMPANY DELAWARE, as AART Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

ALLY AUTO ASSETS LLC

By:
Name:
Title:

Acknowledged and Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

FORM OF AART CERTIFICATE

NO. R-[ ]	[ ]% Percentage Interest

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS AART CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE VARIOUS STATE SECURITIES LAWS. NO TRANSFER OF THIS AART CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND IS OTHERWISE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

THIS AART CERTIFICATE (OR AN INTEREST HEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (1) AN “EMPLOYEE BENEFIT PLAN,” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (2) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”), WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% PLAN ASSETS AND FOR WHICH THE PURCHASE AND HOLDING OF AART CERTIFICATES IS ELIGIBLE AND SATISFIES ALL CONDITIONS FOR RELIEF UNDER PTCE 95-60. THIS AART CERTIFICATE (OR AN INTEREST THEREIN) ALSO MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING, WITHOUT LIMITATION, FOREIGN OR GOVERNMENTAL PLANS) IF SUCH ACQUISITION WOULD RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER, OR A VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. EACH HOLDER OF THIS AART CERTIFICATE, BY ACCEPTING THIS AART CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT SUBJECT TO THE FOREGOING LIMITATIONS AND, IF REQUESTED TO

Ex. A-1

DO SO BY THE DEPOSITOR, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE AART OWNER TRUSTEE AN UNDERTAKING LETTER IN FORM AND SUBSTANCE SATISFACTORY TO THE AART INDENTURE TRUSTEE AND THE DEPOSITOR.

THIS CERTIFICATE MAY (A) ONLY BE ACQUIRED BY OR FOR THE ACCOUNT OF A PERSON WHO IS A UNITED STATES PERSON (WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE) AND (B) NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A SPECIAL PASS-THROUGH ENTITY (AS DEFINED IN THE TRUST AGREEMENT).

Ex. A-2

ALLY AUTO RECEIVABLES TRUST 2015-SN1

ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes the Secured Notes sold to the Trust by Ally Auto Assets LLC.

(This Certificate does not represent an interest in or obligation of Ally Auto Assets LLC or Ally Financial Inc. or any of their respective affiliates, except to the extent described in the AART Transaction Documents.)

THIS CERTIFIES THAT                     is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Ally Auto Receivables Trust 2015-SN1 (the “Trust”) formed by Ally Auto Assets LLC, a Delaware limited liability company (the “Depositor”).

The Trust was created pursuant to a trust agreement, dated as of February 20, 2015 (as amended and restated as of March 31, 2015 and as it may be amended from time to time, the “Trust Agreement”), between the Depositor and Deutsche Bank Trust Company Delaware, as owner trustee (the “AART Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them or incorporated by reference in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as Asset Backed Certificates (the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

Under the Trust Agreement, there shall be distributed on the 20th day of each month or, if such 20th day is not a Business Day, the next Business Day, commencing on May 20, 2015 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered on the related Record Date (as defined below), such amount as is provided in the AART Transaction Documents. The “Record Date,” with respect to any Distribution Date, means the last day of the preceding Monthly Period.

The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Certificate shall be applied in respect of this Certificate.

Ex. A-3

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Administration Agreement.

It is the intent of the Depositor, the AART Owner Trustee and the Certificateholders that, for purposes of federal income, State and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as either (A) a division of an entity that is not disregarded as a separate entity for federal income tax purposes, or (B) a partnership if the Certificates are owned by more than one Person (as long as (1) such Persons are not disregarded as separate entities for federal income tax purposes and (2) if such Persons are disregarded as separate entities for federal income tax purposes, such Persons are not treated as a division of the same Person). Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in such a disregarded entity or partnership as described in the previous sentence.

Each Certificateholder or Certificate Owner by its acceptance of a Certificate (or an interest therein) covenants and agrees that such Certificateholder or Certificate Owner shall not (nor shall it join with or solicit another person to), prior to the date which is one year and one day after the termination of the Trust and of each other trust heretofore formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor, the AART Owner Trustee or the Trust to invoke in any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust under a federal or State bankruptcy or insolvency proceeding.

Except as otherwise provided in the Trust Agreement, distributions on this Certificate shall be made as provided in the Trust Agreement by the AART Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the AART Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the AART Owner Trustee in the Borough of Manhattan, The City of New York.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the AART Owner Trustee by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

Ex. A-4

THIS AART CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-5

IN WITNESS WHEREOF, the AART Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated: March 31, 2015	ALLY AUTO RECEIVABLES TRUST 2015-SN1

	By:	DEUTSCHE BANK TRUST
COMPANY DELAWARE,
not in its individual capacity but solely as
AART Owner Trustee

By:
Name:
Title:

Ex. A-6

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

DEUTSCHE BANK TRUST		DEUTSCHE BANK TRUST
COMPANY DELAWARE,		COMPANY DELAWARE,
not in its individual capacity but solely as		not in its individual capacity but solely as
AART Owner Trustee		AART Owner Trustee

	By:	DEUTSCHE BANK TRUST
COMPANY AMERICAS,
as Authenticating Agent

By:	By:
Name:	Name:
Title:	Title:

Ex. A-7

REVERSE OF CERTIFICATE

The Certificates do not represent an obligation of, or an interest in, the Depositor, the Administrator, Ally Bank, Ally Financial Inc., the AART Indenture Trustee, the AART Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the other AART Transaction Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Secured Notes (and certain other amounts), all as more specifically set forth herein and in the other AART Transaction Documents. A copy of each of the other AART Transaction Documents may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request. In the event of any conflict between the terms of this Certificate and the terms of the other AART Transaction Documents, the terms of the other AART Transaction Documents shall govern.

The Trust Agreement permits, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the AART Owner Trustee with the consent of the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and, if any Person other than the Depositor or an Affiliate of the Depositor holds any Certificates, the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the AART Owner Trustee in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the AART Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same percentage interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Deutsche Bank Trust Company Americas, New York, New York.

The Certificates are issuable only as registered Certificates. As provided in the Trust Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same aggregate percentage interested requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the AART Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Ex. A-8

The AART Owner Trustee, the Certificate Registrar and any agent of the AART Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the AART Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate in accordance with Article VII of the Trust Agreement.

Ex. A-9

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

NUMBER OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed:

*

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

Ex. A-10

EXHIBIT B

CERTIFICATE OF TRUST OF

ALLY AUTO RECEIVABLES TRUST 2015-SN1

THIS Certificate of Trust of Ally Auto Receivables Trust 2015-SN1 (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is Ally Auto Receivables Trust 2015-SN1.

2. Delaware Trustee. The name and business address of the trustee of the Trust having its principal place of business in the State of Delaware are Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

Ex. B

EXHIBIT C

UNDERTAKING LETTER

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Deutsche Bank Trust Company Delaware,

as AART Owner Trustee of Ally Auto Receivables Trust 2015-SN1

1011 Centre Road, Suite 200, Wilmington, Delaware 19805

Ladies and Gentlemen:

In connection with our purchase of record or beneficial ownership of the R-     Asset Backed Certificate (the “Certificate”) of Ally Auto Receivables Trust 2015-SN1, the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:

(1) is not, and has not acquired the Certificate by or for the benefit of, (a) (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity other than an “insurance company general account,” as defined in Prohibited Transaction Class Exemption 95-60, whose underlying assets include less than 25% plan assets and for which the purchase and holding of Certificates is eligible and satisfies all conditions for relief under Prohibited Transaction Class Exemption 95-60, or (b) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including, without limitation, foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code;

(2) acknowledges that you and others will rely on our acknowledgments, representations and warranties made in connection with our purchase of record or beneficial ownership of the Certificate and agrees to notify you promptly in writing if any of our representations or warranties herein cease to be accurate and complete; and

(3) (A) is a United States Person (within the meaning of Section 7701(a)(30) of the Code) and (B) is not acquiring the Certificate by or for the account of a Special Pass-Through Entity. For the purposes of this Section (3)(B), “Special Pass-Through Entity” means a grantor trust, S corporation, or partnership where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest in the Certificates.

Ex. C-1

Name of Certificate Owner

By:

Name:
Title:
Date:

Ex. C-2